UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2008 (September 17, 2008)
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The response to this item is included in Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant and is incorporated herein by reference in its entirety.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On September 17, 2008, Clinical Data, Inc. (the “Company”) entered into an Express CreditLine Revolving Loan Agreement with Citigroup Global Markets Inc. (“Citigroup”), as amended by that Amendment to CreditLine or Express Credit Loan Agreement, dated September 17, 2008 (as amended, the “Loan Agreement”). Under the Loan Agreement, Citigroup may from time to time make one or more non-recourse extensions of credit to the Company in an aggregate principal amount not to exceed $7,200,000. The Company intends to use the proceeds from the Loan Agreement for general corporate purposes and anticipates drawing from the proceeds available under the Loan Agreement prior to the end of the calendar year.
Pursuant to the terms of the Loan Agreement, the Company has granted Citigroup a security interest in the Company’s Pledge Account with Citigroup (the “Pledge Account”), which account among other things contains certain auction rate securities (“ARS Holdings”) with a par value of $10,800,000. Citigroup may not demand repayment under the Loan Agreement other than by liquidating or purchasing the Company’s ARS Holdings or by applying interest or dividends on, or other proceeds of, the Company’s Pledge Account. The Company shall pay interest on the outstanding balance equal to the Open Federal Funds Rate plus 0.50% per annum. However, the Company will receive a credit to its Pledge Account for the amount, if any, that interest charges paid pursuant to the Loan Agreement exceed the amount of interest or dividends payable to the Company on the Company’s ARS Holding during the period beginning September 17, 2008 and ending on the Due Date (as defined below).
The Loan Agreement will become fully due and payable upon the earliest of (i) the date all the Company’s ARS Holdings are sold or redeemed at their par value, (ii) the earliest date any available acceptance period for Citgroup’s offer to purchase the Company’s ARS Holdings at par ends without the Company’s acceptance, or (iii) November 5, 2008 (the “Due Date”). If the Company fails to repay any balance outstanding on or after the Due Date, then at any time on or after the Due Date, Citigroup may demand repayment, in whole or in part, and may liquidate the Company’s ARS Holdings in an amount sufficient to repay the entire outstanding balance for a price equal to 100% of the “face” amount or par value thereof.
The Company may elect to prepay any outstanding balance under the Loan Agreement at any time.
The foregoing summary is not complete and is subject to, and qualified in its entirety, by reference to the Loan Agreement, which is filed as Exhibit 99.1 hereto and is incorporated by reference herein in its entirety.
The foregoing contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities

Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements related to the Company’s intention to draw down proceeds provided under the Loan Agreement. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include the availability of cash and other liquid resources to the Company, the Company’s operating results, and those risks identified and discussed by the Company in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof. The Company does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in the Company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and other Current Reports on Form 8-K filed from time to time by the Company.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

99.1.	Express CreditLine Revolving Loan Agreement and Amendment to Express CreditLine or Express Credit Loan Agreement, each dated September 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: September 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Express CreditLine Revolving Loan Agreement and Amendment to Express CreditLine or Express Credit Loan Agreement, each dated September 17, 2008.